Exhibit 99.1

Corporate Headquarters

712 Fifth Ave., 9th Floor

New York, NY 10019

877.826.BLUE

PRESS RELEASE

For Immediate Release

Bluerock Residential Growth REIT Announces

Guidance for AFFO and Certain Financial Components

for Third and Fourth Quarters of 2014

New York, NY (August 26, 2014) – Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) (“the Company”) today announced guidance for Adjusted Funds from Operations (“AFFO”) and certain financial components for the third and fourth quarters of 2014.

	2014 Guidance
	($ in thousands except per share amounts)
	Q3		Q4
	Low	High	Low	High

Revenue (1)	$9,350	$9,400	$9,450	$9,525
Rental expenses (2)	31%	-	31%	-
Real estate taxes and insurance	$1,150	-	$1,150	-
Depreciation and amortization expense	$4,900	-	$2,750	-
Depreciation and amortization recapture (3)	60%	-	57%	-
Equity in operating earnings of unconsolidated joint ventures (4)	$250	$350	$450	$480
Noncontrolling interest (5)	24%	-	-27%	-
Acquisition costs	$550	$450	$75	$50
Acquisition costs recapture (6)	78%	-	80%	-
Recurring capex (7)	$150	$100	$100	$50
Adjusted Funds from Operations per share	$0.19	$0.22	$0.23	$0.26

(1) Revenue includes only property level revenues and excludes income from preferred investments, which flow through the "Equity in operating earnings of unconsolidated joint ventures" line item.
(2) Rental expenses, which consists of property operating expenses and property management fees, as a percentage of revenue.
(3) Represents estimated recapture of the Company's pro-rata share of depreciation for AFFO purposes.
(4) Represents the Company's share of income, including preferred investment income, of unconsolidated joints ventures: Oak Crest, Alexan CityCentre, UCF, and Augusta properties.
(5) Represents estimated net income/loss attributable to noncontrolling interests of OP unit holders and joint venture partner interests.
(6) Represents estimated recapture of the Company's pro-rata share of acquisition expenses for AFFO purposes.
(7) Estimate of recurring capital expenditures for AFFO purposes.

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The Company's guidance is based on a number of assumptions, many of which are outside the Company's control and are subject to change.  The Company’s guidance does not include the impact of asset disposition or capital raising activity following the date this guidance is being provided and does not purport to include all future asset acquisition and financing activity for the periods covered by the guidance, any of which could have a material impact on the Company's guidance.  While the Company may provide updated guidance in connection with the change of a material assumption or occurrence of a future material event, the Company is not obligated to further update its guidance and expressly disclaims any duty to do so.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) is a real estate investment trust formed to acquire a diversified portfolio of institutional-quality apartment properties in demographically attractive growth markets throughout the United States. The Company has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes. Please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward looking statements are based on the Company’s present expectations, but these statements are not guaranteed to occur, including claims relative to the Company’s pipeline, the Company’s dividends, the fee structure under the Management Agreement, the Company’s future performance, management’s commentary relating to future income and portfolio growth and operating results, dividend coverage and future acquisitions. Forward-looking statements in this release include all statements regarding our expectations concerning our outlook for the third and fourth quarters of 2014 and the assumptions made therein. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.  Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the prospectus dated March 28, 2014 and filed by the Company with the Securities and Exchange Commission (“SEC”) on April 1, 2014, and other discussions of risk factors as detailed in subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

For the Company's definition of Adjusted Funds from Operations, a non-GAAP financial measure, please refer to the Company’s supplemental financial information in the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2014.

Contact

(Media)

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

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